Exhibit 10.1

INVESTMENT AGREEMENT

This INVESTMENT AGREEMENT (this “Agreement”), dated as of October 22 2024 is by and between Inspirato Incorporated, a Delaware corporation (the “Company”), Tribridge Limited, a Cayman Island Company with principal offices located at 43A Block 1, 80 Robinson Road, Hong Kong (the “Lead Purchaser”), and Julian MacQueen (the “Secondary Purchaser,” and together with the Lead Purchaser, collectively, the “Purchasers”). Capitalized terms not otherwise defined where used shall have the meanings ascribed thereto in Section 1.01.

WHEREAS, the Purchasers desires to purchase from the Company, and the Company desires to issue and sell to the Purchasers, which shall be issued in accordance with the terms and subject to the conditions set forth in this Agreement;

WHEREAS, prior to the execution hereof, the Board of Directors has approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and

NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained and intending to be legally bound hereby, the parties hereby agree as follows:

Article I
DEFINITIONS

1.01         Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” shall mean, with respect to any Person, any other Person which directly or indirectly controls or is controlled by or is under common control with such Person. For the avoidance of doubt, with respect to the Purchasers, (i) the Company (or any of its Affiliates) shall not be considered an Affiliate of the Purchasers or any of the Purchasers’ Affiliates and (ii) the term Affiliates shall include the Persons to whom the Subject Securities are transferred on or about the date of the Closing. As used in this definition, “control” (including its correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

“Available” means, with respect to a Registration Statement, that such Registration Statement is effective and there is no stop order with respect thereto and such Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading such that such Registration Statement will be available for the resale of Registrable Securities.

“Beneficially Own,” or “Beneficially Owned” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act.

“Blackout Period” means in the event that the Company determines in good faith that any registration or sale pursuant to any registration statement would reasonably be expected to materially adversely affect or materially interfere with any bona fide financing of the Company or any material transaction under consideration by the Company or would require disclosure of information that has not been, and is not otherwise required to be, disclosed to the public, the premature disclosure of which the Board of Directors determines in good faith would reasonably be expected to materially adversely affect or materially interfere with such bona fide financing of the Company or material transaction under consideration by the Company or materially adversely affect the Company, a period of up to sixty (60) days; provided that a Blackout Period may not be called by the Company more than twice in any period of twelve (12) consecutive months and may not be called by the Company in consecutive fiscal quarters.

“Board of Directors” shall mean the board of directors of the Company.

“Business Day” shall mean any day, other than a Saturday, Sunday or a day on which banking institutions in the City of New York, New York are authorized or obligated by law or executive order to remain closed.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Company Class A Common Stock” shall mean the Class A common stock, $0.0001 par value per share, of the Company.

“Company Class B Common Stock” shall mean the Class B non-voting common stock, $0.0001 par value per share, of the Company.

“Company Class V Common Stock” shall mean the Class V common stock, $0.0001 par value per share, of the Company.

“Company Common Stock” shall mean the Company Class A Common Stock, the Company Class B Common Stock and the Company Class V Common Stock.

“Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 of the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1) of the Securities Act.

“Company Preferred Stock” shall mean the preferred stock, $0.0001 par value per share, of the Company.

“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934, as amended.

“GAAP” shall mean U.S. generally accepted accounting principles.

“Governmental Entity” shall mean any court, administrative agency or commission or other governmental authority or instrumentality, whether federal, state, local or foreign, and any applicable industry self-regulatory organization.

“Material Adverse Effect” shall mean any events, changes, developments, facts, occurrences or circumstances that, individually or in the aggregate (x) have had, or would reasonably be expected to have, a material adverse effect on the business, financial condition or results of operations of the Company or (y) prevent, materially impair or materially delay or would reasonably be expected to prevent, materially impair or materially delay the ability of the Company to consummate the Transactions, other than, solely in the case of clause (x), any event, change, development, fact, occurrence or circumstance resulting from or arising out of the following: (a) events, changes, developments, facts, occurrences or circumstances after the date hereof generally affecting the economy, the financial or securities markets, or political, legislative or regulatory conditions, in each case in the United States or elsewhere in the world, (b) events, changes, developments, facts, occurrences or circumstances after the date hereof in the industries in which the Company conducts its business, (c) any adoption, repeal or modification after the date hereof of any rule, regulation, ordinance, Order, protocol or any other law of or by any national, regional, state or local Governmental Entity, or market administrator, (d) any changes after the date hereof in GAAP or accounting standards or interpretations thereof, (e) epidemics, pandemics, earthquakes, any weather-related or other force majeure event or natural disasters or outbreak or escalation of hostilities or acts of war or terrorism, (f) the announcement or entry into this Agreement (it being understood and agreed that this clause (f) will not apply with respect to any representation or warranty the purpose of which is to address the consequences of the announcement or entry into this Agreement), (g) any taking of any action at the express written request of Purchasers, (h) any failure by the Company to meet any financial projections or forecasts or estimates of revenues, earnings or other financial metrics for any period (provided that the exception in this clause (h) shall not prevent or otherwise affect a determination that any event, change, effect, development, fact, occurrence or circumstance underlying such failure has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition) or (i) any changes in the share price or trading volume of the Company Class A Common Stock (provided that the exception in this clause (i) shall not prevent or otherwise affect a determination that any event, change, effect, development, fact, occurrence or circumstance underlying such change has resulted in a Material Adverse Effect so long as it is not otherwise excluded by this definition); except, in each case with respect to subclauses (a) through (e), to the extent that such event, change or development materially disproportionately affects the Company relative to other similarly situated companies in the industries in which the Company operates.

“Nasdaq” shall mean the Nasdaq Stock Market LLC.

“Necessary Action” means, with respect to a specified result, all actions (to the extent such actions are permitted by law and by the governing documents of the Company) necessary to cause such result, including (i) voting or providing a written consent or proxy with respect to the Company Common Stock, (ii) causing the adoption of shareholders’ resolutions and amendments to the governing documents of the Company, (iii) causing directors (subject to any fiduciary duties that such directors may have as directors) to act in a certain manner or causing them to be removed in the event they do not act in such a manner, (iv) executing agreements and instruments, and (v) making, or causing to be made, with governmental, administrative or regulatory authorities, all filings, registrations or similar actions that are required to achieve such result.

“Order” shall mean any decision, ruling, order, writ, judgment, injunction, stipulation, determination, decree or award entered by or with any Governmental Entity.

“Person” or “person” shall mean an individual, corporation, limited liability or unlimited liability company, association, partnership, trust, estate, joint venture, business trust or unincorporated organization, or a government or any agency or political subdivision thereof, or other entity of any kind or nature.

“Registrable Securities” shall mean the Subject Securities; provided that any Subject Securities will cease to be Registrable Securities when (a) such Subject Securities have been sold or otherwise disposed of to a Person that is not an Affiliate of Purchasers, (b) such Subject Securities cease to be outstanding, or (c) such Subject Securities are eligible for sale in a single transaction under Rule 144.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Article V, including all registration, listing and filing fees, printing expenses, fees and disbursements of counsel and independent public accountant for the Company, fees and expenses incurred by the Company in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., transfer Taxes, and fees of transfer agents and registrars.

“Registration Statement” shall mean any registration statement of the Company filed or to be filed with the SEC under the rules and regulations promulgated under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Representative” means, with respect to any Person, such Person’s Affiliates and its and their respective officers, directors, managers, partners, employees, accountants, counsel, financial advisors, consultants, temporary agency employees, independent contractors, and other advisors, agents or representatives.

“Rule 144” shall mean Rule 144 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“Rule 405” shall mean Rule 405 promulgated by the SEC pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such rule.

“SEC” shall mean the U.S. Securities and Exchange Commission.

“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value (to be calculated as the amount at which the assets (both tangible and intangible), in their entirety, of such Person taken as a whole would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act) of the assets of such Person taken as a whole exceeds the total amount of liabilities (it being understood that the term “liabilities,” for the purposes of this definition, will be limited to the recorded liabilities (including contingent liabilities that would be recorded in accordance with GAAP) of such Person taken as a whole, on such date of determination, determined in accordance with GAAP consistently applied), (b) the present fair salable value (defined as the amount that could be obtained by an independent willing seller from an independent willing buyer if the assets of such Person taken as a whole are sold with reasonable promptness in an arm’s-length transaction under present conditions for the sale of comparable business enterprises insofar as such conditions can be reasonably evaluated) of the assets of such person taken as a whole exceeds their liabilities, (c) such Person, taken as whole, does not have unreasonably small capital (defined as sufficient capital to reasonably ensure that such Person will continue to be a going concern for the period from the date of determination through the one-year anniversary of the Closing set forth herein, based on the needs and anticipated needs for capital of the business conducted or anticipated to be conducted by such Person reflected in such Person’s projected financial statements and in light of its anticipated credit capacity), and (d) such Person and its Subsidiaries, taken as a whole, will be able to pay its liabilities as they mature.

“Subject Securities” shall mean the Shares issued pursuant to this Agreement at the Closing.

“Subsidiary” shall mean, with respect to any Person, any other Person of which 50% or more of the shares of the voting securities or other voting interests are owned or controlled, or the ability to select or elect 50% or more of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries, or by such first Person, or by such first Person and one or more of its Subsidiaries.

“Tax” or “Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, unclaimed property, withholding, duties, windfall profits, intangibles, franchise, backup withholding, value-added, alternative or add-on minimum, estimated and other taxes, charges, levies or like assessments imposed by a Governmental Entity, together with all interest, penalties and additions to tax imposed with respect thereto.

“Tax Return” shall mean a report, return, information statement, declaration, claim for refund, election, statement or other document supplied or required to be supplied to a Governmental Entity with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party” shall mean a Person other than Purchasers or any of its Affiliates.

1.02         General Interpretive Principles. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. The name assigned to this Agreement and the section captions used herein are for convenience of reference only and shall not be construed to affect the meaning, construction or effect hereof. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The word “will” shall be construed to have the same meaning as the word “shall.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The word “or” shall not be exclusive. Unless otherwise specified, the terms “hereto,” “hereof,” “herein” and similar terms refer to this Agreement as a whole (including the exhibits, schedules and disclosure statements hereto), references to “the date hereof” refer to the date of this Agreement and references herein to Articles or Sections refer to Articles or Sections of this Agreement. References from or through any date mean, unless otherwise specified, from and including such date or through and including such date, respectively. References to any period of days will be deemed to be the relevant number of calendar days unless otherwise specified and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

Article II
SALE AND PURCHASE OF THE Securities

2.01         Sale and Purchase of the Securities. Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase and acquire from the Company, 757,576 shares of Company Class A Common Stock (the “Shares” or the “Securities”) for an aggregate purchase price of $3,000,000.00. The number of shares to be issued shall be determined based on the closing price of the Company’s Class A Common Stock on the date this Agreement is executed (such price, the “Purchase Price,” and such transaction, the “Purchase”).

(a)            Allocation of Purchase Price and Securities between Purchasers at the Closing:

(i)            The Lead Purchaser shall purchase and acquire from the Company 505,051 shares of Company Class A Common Stock for an aggregate purchase price of $2,000,000 (the “Lead Purchase Price”).

(ii)           The Secondary Purchaser shall purchase and acquire from the Company 252,525 shares of Company Class A Common Stock for an aggregate purchase price of $1,000,000 (the “Secondary Purchase Price”).

(iii)          The total Purchase Price for all Shares, combining the Lead Purchase Price and Secondary Purchase Price, shall equal $3,000,000 for the total of 757,576 Shares, as referred to in Section 2.01.

2.02         Closing.

(a)            The closing of the Purchase (the “Closing”) shall take place on October 24, 2024 or as soon as practicable thereafter following the satisfaction or waiver (to the extent permitted by applicable law) of all of the conditions set forth in this Article II (other than such conditions that by their nature are to be satisfied at the Closing) (the “Closing Date”), by electronic exchange of deliverables, unless another date, time or place is agreed to in writing by the parties hereto.

(b)           At the Closing, (i) the Company shall issue to the Purchasers the Shares as described in 2.01(a) above and, (ii) the Purchasers shall cause a wire transfer to be made in immediately available funds to an account of the Company designated in writing by the Company to the Purchasers in an amount equal to the Purchase Price and (iii) the Purchasers shall deliver to the Company a duly completed and executed Internal Revenue Service Form W-9 or Form W-8, as applicable.

(c)           None of the parties shall be obligated to effect the Purchase, if a statute, rule or regulation that prohibits such purchase shall have been enacted, issued, enforced or promulgated and remains in effect by any Governmental Entity or if there shall be an Order or injunction of a court of competent jurisdiction prohibiting or making illegal the consummation of such purchase.

(d)           The obligations of the Purchasers to effect the Purchase, are subject to the satisfaction or written waiver by the Purchasers of the following conditions as of the applicable Closing:

(i)            (A) the representations and warranties of the Company set forth in Section 3.01(a), Section 3.01(c), Section 3.01(g), Section 3.01(h)(i), Section 3.01(t) and Section 3.01(aa) shall be true and correct in all material respects on and as of the date hereof and the Closing Date, (B) the representations and warranties of the Company set forth in Section 3.01(b) shall be true and correct in all respects on and as of the date hereof (other than de minimis inaccuracies), (C) the representations and warranties of the Company set forth in Section 3.01(j)(ii) shall be true and correct on and as of the date hereof and the Closing Date and (D) the other representations and warranties of the Company set forth in Section 3.01 shall be true and correct on and as of the date hereof and the Closing Date (without giving effect to materiality, Material Adverse Effect, or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in this clause (C) to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect; and

(ii)           the Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(e)            The obligations of the Company to effect the Purchase are subject to the satisfaction or waiver by the Company of the following conditions as of the relevant Closing:

(i)            (A) the representations and warranties of the Purchasers set forth in Section 3.02(a), Section 3.02(b)(i), Section 3.02(b)(iii) and Section 3.02(e) shall be true and correct in all material respects on and as of the date hereof and the Closing Date, and (B) the other representations and warranties of the Purchasers set forth in Section 3.02 shall be true and correct on and as of the date hereof and the Closing Date (without giving effect to materiality or similar phrases in the representations and warranties), except where the failure of such representations and warranties referenced in this clause (B) to be so true and correct, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or materially delay the ability of the Purchasers to consummate the Transaction; and

(ii)           the Purchasers shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

2.03         Termination of Prior to Closing. The Purchase may be abandoned at any time prior to the Closing:

(a)           upon the mutual written agreement of the Lead Purchaser and the Company, with the approval of the Board of Directors;

(b)           by either the Purchasers or the Company, if a court of competent jurisdiction or other Governmental Entity shall have issued an Order or ruling or taken any other action, and such Order or ruling or other action will have become final and non-appealable, or there will exist any statute, rule or regulation, in each case, permanently restraining, enjoining or otherwise prohibiting the consummation of the Purchase, as applicable, provided, however, that the right to terminate this Agreement in accordance with this Section 2.03(b) will not be available to any party whose failure to comply with its obligations under this Agreement has been the primary cause of such restraint or the failure to remove such restraint;

(c)           upon the failure of the Closing to occur on or prior to the date this is five (5) days after the date of this Agreement; provided, however, that the right to terminate this Agreement under this Section 2.03(c) shall not be available to any party whose failure to comply with its obligations under this Agreement has been the primary cause of the failure of the Closing to occur on or before such time;

(d)           by Purchasers, if, prior to the Closing, there has been a breach by the Company of, or any inaccuracy in, any representation, warranty, covenant or other agreement of the Company set forth in this Agreement such that a condition set forth in Section 2.02(e) would not be then satisfied and such breach or inaccuracy has not been cured within fifteen (15) days following notice by the Lead Purchaser thereof or such breach or inaccuracy is not reasonably capable of being cured; provided that the Purchasers will not be entitled to terminate this Agreement pursuant to this Section 2.03(d) at any time as of which the Purchasers are in breach of any representation, warranty, covenant or agreement such that a condition set forth in Section 2.02(f) would not be then satisfied, measured as of such time; or

(e)           by the Company if, prior to the Closing, there has been a breach by the Purchasers of, or any inaccuracy in, any representation, warranty, covenant or other agreement of the Purchasers set forth in this Agreement such that a condition set forth in Section 2.02(f) would not be then satisfied and such breach or inaccuracy has not been cured within fifteen (15) days following notice by the Company thereof or such breach or inaccuracy is not reasonably capable of being cured; provided that the Company will not be entitled to terminate this Agreement pursuant to this Section 2.03(e) at any time as of which the Company is in breach of any representation, warranty, covenant or agreement such that a condition set forth in Section 2.02(e) would not be then satisfied, measured as of such time.

Any termination of this Agreement in accordance with this Section 2.03 will be effective immediately upon the delivery of a written notice of the terminating party to Lead Purchaser, if the Company is the terminating party, or to the Company, if the Purchasers are the terminating party. If this Agreement is terminated in accordance with this Section 2.03, this Agreement will become null and void and be of no further force or effect with respect to all of the Securities, and there will be no liability on the part of any party hereto (or any of their respective Representatives); provided, however, that (x) this paragraph of this Section 2.03 shall survive any such termination, and (y) nothing herein will relieve any party from liability for fraud in the making of any of its representations and warranties set forth in this Agreement or willful breach of any of its covenants or agreements set forth in this Agreement prior to such termination.

Article III
REPRESENTATIONS AND WARRANTIES

3.01         Representations and Warranties of the Company. Except as disclosed in the Company Reports filed with or furnished to the SEC and publicly available prior to the date hereof (excluding in each case any general disclosures set forth in the risk factors or “forward-looking statements” sections of such reports, and any other general disclosures included therein to the extent they are predictive or forward-looking in nature), the Company represents and warrants to the Purchaser, as of the date hereof, and as of the Closing Date, as follows:

(a)            Existence and Power. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement, and, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification. The Company is not in material breach of its organizational documents.

(b)           Capitalization.

(i)            The authorized share capital of the Company consists of 80,000,000 shares of Company Common Stock (consisting of 50,000,000 shares of Company Class A Common Stock, 25,000,000 shares of Company Class V Common Stock, and 5,000,000 shares of Company Class B Common Stock) and 5,000,000 shares of Company Preferred Stock. As of October 18, 2024, there were 10,057,690 shares of Company Class A Common Stock, no shares of Company Class V Common Stock, no shares of Company Class B Common Stock and no shares of Company Preferred Stock issued and outstanding. As of October 18, 2024, there were (a) no shares of Company Class A Common Stock underlying Company restricted stock awards, (b) options to purchase an aggregate of 150,940 shares of Company Common Stock at an exercise price of $15.60 per share issued and outstanding, (c) 817,945 shares of Company Class A Common Stock underlying the Company’s restricted stock unit awards, (d) 431,240 shares of Company Class A Common Stock underlying the Company’s warrants that are listed on the Nasdaq, which warrants have an exercise price of $230.00 per share (the “Public Warrants”), 902,027 shares of Company Class A Common Stock issuable upon conversion of the Company’s 8% Senior Secured Convertible Note (the “Capital One Note”), and 2,915,451 shares of Company Class A Common Stock underlying warrants issued to One Planet Group, LLC with an exercise price of $3.43 per share (the “Private Warrants”). Since August 8, 2024, (a) the Company has only issued options, shares of restricted stock or restricted stock units to acquire shares of Company Common Stock in the ordinary course of business consistent with past practice and (b) the only shares of capital stock issued by the Company were pursuant to restricted stock, outstanding options or restricted stock units to purchase shares of Company Common Stock, except for issuances to One Planet Group, LLC (“OPG”) of Company Class A Common Stock on August 13, 2024 and September 13, 2024, the Private Warrants on September 13, 2024, and an option to acquire Company Class A Common Stock on September 13, 2024, and the mandatory exchange of all common units of Inspirato LLC (other than those held by the Company) that became effective on September 30, 2024. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to and were not issued in violation of any preemptive or similar right, purchase option, call or right of first refusal or similar right. Except as set forth above, the Company does not have any issued and outstanding securities. Except as provided in this Agreement or the Public Warrants, the Private Warrants, the Capital One Note, and an option to purchase an additional 728,863 shares, along with an equal number of warrants, by OPG between November 29, 2024 and December 29, 2024, and except as set forth in or contemplated by this Section 3.01(b)(i), there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements or commitments obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any capital stock of the Company or any securities convertible into or exchangeable for such capital stock and there are no current outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its shares of capital stock.

(c)            Authorization. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated herein and therein (the “Transaction”) have been duly authorized by the Board of Directors and all other necessary corporate action on the part of the Company. The execution, delivery and performance of the Agreement and the consummation of the Transaction contemplated thereby has been duly authorized by the governing body of the Company and all other necessary corporate action on the part of the Company. Assuming this Agreement constitutes the valid and binding obligation of the Purchasers, this Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the limitation of such enforcement by (A) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium or other laws affecting or relating to creditors’ rights generally, (B) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law and (C) public policy limitations on indemnification, advancement and contribution (the “Enforceability Exceptions”). The Board of Directors of the Company has, by resolutions unanimously adopted by the Board of Directors: (i) determined that the Purchase is advisable and in the best interests of the Company and the Company’s stockholders; and (ii) approved and declared it advisable to enter into this Agreement.

(d)           General Solicitation; No Integration. Neither the Company nor any other Person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors in connection with the offer or sale of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Securities sold pursuant to this Agreement.

(e)           No Registration. Assuming the accuracy of the representations of the Purchasers set forth herein, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchasers in the manner contemplated by this Agreement. The Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(f)            No Disqualification Event. No disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act.

(g)           Valid Issuance. The Securities have been duly authorized by all necessary corporate action of the Company. All of the shares of Company Common Stock to be issued have been duly authorized and will, upon such issuance, be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

(h)           Non-Contravention/No Consents. The execution, delivery and performance of the Agreement and the issuance of the shares of Company Common Stock in the Transaction, does not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (i) the certificate of incorporation, bylaws, limited liability company agreement, operating agreement, partnership agreement or other applicable organizational documents of the Company, (ii) any mortgage, note, indenture, deed of trust, lease, license, loan agreement or other agreement binding upon the Company or (iii) any permit, license, judgment, order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Company, other than in the cases of clauses (ii) and (iii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Assuming the accuracy of the representations of the Purchasers set forth herein, other than (A) requirements or regulations in connection with the issuance of shares of Company Common Stock (B) any required filings pursuant to the Exchange Act or the rules of the SEC or Nasdaq or (C) as have been obtained prior to the date of this Agreement, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transaction, except for any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i)            Reports; Financial Statements.

(i)            The Company has filed or furnished, as applicable, (A) its annual report on Form 10-K for the fiscal year ended December 31, 2023, (B) its quarterly reports on Form 10-Q for its fiscal quarter ended March 31, 2024, and June 30, 2024, (C) its proxy statement relating to the annual meeting of the stockholders of the Company held in 2024 and (D) all other forms, reports, schedules and other statements required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2023 (collectively, the “Company Reports”). As of its respective date, and, if amended, as of the date of the last such amendment, each Company Report complied in all material respects as to form with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to such Company Report. As of its respective date, and, if amended, as of the date of the last such amendment, no Company Report contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)           Each of the consolidated balance sheets, and the related consolidated statements of operations and comprehensive loss, consolidated statements of equity, and consolidated statements of cash flows included in the Company Reports filed with the SEC under the Exchange Act (A) have been prepared from, and are in accordance with, the books and records of the Company, (B) fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the respective dates shown, (C) have been prepared in accordance with GAAP consistently applied during the periods involved, except as otherwise set forth therein or in the notes thereto and (D) otherwise comply with the requirements of the SEC.

(iii)          The Company (i) makes and keeps accurate books and records in all material respects and (ii) maintains systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in accordance with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s general or specific authorization, (D) the recorded accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(j)            Absence of Certain Changes. Since December 31, 2023, (i) the Company has conducted its businesses in all material respects in the ordinary course of business, and (ii) no events, changes, developments, facts, occurrences or circumstances have occurred that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(k)            No Undisclosed Liabilities, Etc. There are no liabilities of the Company that would be required by GAAP to be reflected on the face of the balance sheet, except (i) liabilities reflected or reserved against in the financial statements or disclosed in the notes thereto contained in the Company Reports, (ii) liabilities incurred since June 30, 2024 in the ordinary course of business, (iii) liabilities incurred in connection with the Transaction and (iv) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(l)            Compliance with Applicable Law. The Company has complied in all respects with, and is not in default or violation in any respect of, any law, statute, order, rule, regulation, policy or guideline of any federal, state or local governmental authority, binding industry standard or posted privacy policy applicable to such entity, other than such non-compliance, defaults or violations that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(m)          Permits. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its businesses, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(n)           Legal Proceedings. The Company is not a party to any, and there are no pending, or to the knowledge of the Company, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature against any the Company (i) that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) that challenge the validity of or seek to prevent the Transaction. The Company is not subject to any Order, judgment or decree of a Governmental Entity that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, there is no investigation or review pending or, to the knowledge of the Company, threatened by any Governmental Entity with respect to the Company.

(o)           Anti-Corruption, Anti-Money Laundering, and Economic Sanctions Compliance.

(i)            The Company, each of its officers and directors and, to the Company’s knowledge, their respective employees and agents acting on behalf of the Company are, and for the past five (5) years have been, in material compliance with: (A) anti-bribery and anti-corruption laws applicable to the Company or any of its Subsidiaries, including the Foreign Corrupt Practices Act of 1977 and the UK Bribery Act of 2010 (collectively, “Anti-Corruption Laws”); (B) the anti-money laundering statutes of all relevant jurisdictions, the rules and regulations promulgated thereunder and any other rules or regulations relating to anti-money laundering issued, administered or enforced by any relevant Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and (C) economic sanctions administered or enforced by the Office of Foreign Assets Control and the U.S. Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”). In the past five (5) years, neither (x) the Company or any of its officers or directors nor (y) to the Company’s knowledge, any of the Company’s employees or agents acting on behalf of the Company has made any offer or promise of, or has otherwise authorized, any direct or indirect payment or benefit to any foreign or domestic government official in violation of any Anti-Corruption Law. The Company maintains policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws, Anti-Money Laundering Laws and applicable Sanctions.

(ii)           In the past five (5) years, the Company has not engaged in any transactions or business dealings with any Person that is the subject or target of Sanctions, or in or with any country or territory that is the subject or target of comprehensive Sanctions in each case at the time of such transaction or business dealing (at the time of this Agreement, Crimea, Donetsk People’s Republic and Luhansk People’s Republic regions of Ukraine, Cuba, Iran, North Korea, Russia, Belarus and Syria).

(iii)          To the knowledge of Company, no Governmental Entity is investigating or, in the past five (5) years, conducted, initiated or threatened any investigation of or action against the Company in connection with an alleged or potential violation of any applicable Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

(p)           Property; Insurance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company has good and valid title in fee simple to all real property and good and valid title to all personal property owned by it which is used in the business of the Company, in each case free and clear of all liens, encumbrances and defects; and (ii) any real property and buildings held under lease by the Company is held by it under valid, subsisting and enforceable leases, subject to the Enforceability Exceptions. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged.

(q)           Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have or would reasonably be expected to have a Material Adverse Effect.

(r)            Intellectual Property. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company exclusively owns its proprietary patents, trademarks, service marks, trade names, domain names and other source indicators, copyrights, know-how, trade secrets and other intellectual property rights (collectively, “Intellectual Property”) and has the right to use all other Intellectual Property used in the conduct of its businesses as currently conducted; (ii) the conduct of the Company’s businesses does not infringe or violate any Intellectual Property of any Person and no Person is infringing or violating any Intellectual Property owned by the Company; (iii) the Company has not distributed, conveyed or made available to third parties any software that is subject to any open source or similar license that requires the licensing or availability of material proprietary source code in such circumstances and (iv) no Person (other than employees or service providers working on behalf of the Company and subject to reasonable confidentiality arrangements) has the current or contingent right to access or possess any of their proprietary source code.

(s)           Data Security; Privacy. The software, systems, networks, databases and other information technology assets (“IT Assets”) used by the Company are adequate for the operation of their businesses as currently conducted and are, to the knowledge of the Company, free of defects, malware, viruses or other corruptants. The Company takes, and has taken, commercially reasonable actions (including implementing organizational, physical, administrative and technical measures) to protect and maintain the integrity, security, operation and redundancy of the IT Assets used by or on behalf of the Company, whether proprietary or those of third parties (including all data, including personal and confidential data, stored thereon and processed thereby), and there have been no violations, outages, breaches, interruptions, or unauthorized accesses to same, other than those that would not reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) the Company has complied and is in compliance with all internal and external privacy policies, contractual obligations, industry standards, applicable laws, statutes, judgments, Orders, rules and regulations of any Governmental Entity and any other legal obligations, in each case, relating to the collection, use, transfer, import, export, storage, protection, disposal and disclosure by the Company of personal, personally identifiable, household, sensitive, confidential or regulated data (“Data Security Obligations”); (ii) the Company has not received any notification of or complaint regarding and is unaware of any other facts that, individually or in the aggregate, would reasonably indicate non-compliance with any Data Security Obligation; and (iii) there is no action, suit or proceeding by or before any Governmental Entity pending or threatened against the Company alleging non-compliance with any Data Security Obligation.

(t)            Investment Company Act; Margin Rules. The Company is not, and immediately after the Closing will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Company is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System of the United States (the “FRB”) as from time to time in effect), or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of the sale of the Securities will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the purchase or issuance of the Securities hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB.

(u)           Taxes and Tax Returns. Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect:

(i)            the Company has timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete in all respects, and the Company has duly and timely paid (or has had duly and timely paid on its behalf) to the appropriate Governmental Entity all Taxes that are required to be paid by it;

(ii)           the Company has deducted, withheld and collected, and timely remitted to the appropriate Governmental Entity, all Taxes required to have been withheld, deducted or collected and remitted by it in connection with any amounts paid or owing to or from any employee, creditor, customer, shareholder, independent contractor or other Third Party;

(iii)          there are no audits, disputes, claims, investigations, or other proceedings pending or asserted in writing in respect of Taxes of the Company;

(iv)          the Company (A) is not nor has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (B) does not have any liability for the Taxes of any person under Treasury Regulations Section 1.1502-6 (or any similar provision of any law), as a transferee or successor, by contract or otherwise;

(v)           the Company has not been, within the past two (2) years, a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intending to qualify for tax-free treatment under Section 355 of the Code; and

(vi)          the Company has not participated in a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).

(v)           Brokers and Finders. The Company has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Purchaser would be required to pay.

(w)          Exchange Listing. The issued and outstanding shares of Company Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “ISPO.” Except as disclosed in the Company Reports, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by Nasdaq or the SEC, respectively, to prohibit or terminate the listing of the Company Class A Common Stock on Nasdaq, suspend trading of the Company Class A Common Stock on Nasdaq or to deregister the Company Class A Common Stock under the Exchange Act. The Company has taken no action that is designed to terminate or expected to result in the termination of the registration of the Company Class A Common Stock under the Exchange Act.

(x)            Solvency. On the Closing Date, after giving effect to the Transactions, the Company and its Subsidiaries, on a consolidated basis, will be Solvent.

(y)           Reserved.

(z)            Membership Subscriptions and Property Inventory. The information set forth in the Company Reports with respect to the number of membership subscriptions to the Company and the Company’s property inventory is complete, true and accurate in all material respects as of the respective dates set forth therein.

(aa)         No Additional Representations.

(i)            The Company acknowledges that the Purchasers make no representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.02, in any certificate delivered by the Purchasers pursuant to this Agreement, and the Company has not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.02, in any certificate delivered by the Purchaser pursuant to this Agreement.

(ii)           The Company acknowledges and agrees that, except for the representations and warranties expressly set forth in Section 3.02, in any certificate delivered by the Purchasers pursuant to this Agreement, (i) no person has been authorized by the Purchasers to make any representation or warranty relating to the Purchasers or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by the Company as having been authorized by the Purchasers, and (ii) any materials or information provided or addressed to the Company or any of its Representatives are not and shall not be deemed to be or include representations or warranties of the Purchasers unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.02 of this Agreement, in any certificate delivered by the Purchasers pursuant to this Agreement.

3.02         Representations and Warranties of the Purchasers. The Purchasers represent and warrant to the Company, as of the date hereof, as of the Closing Date, as follows:

(a)           Organization; Ownership. The Lead Purchaser is a company, duly organized, validly existing and in good standing under the laws of the Cayman Islands and has all requisite limited liability company power and authority to own, operate and lease its properties and to carry on its business as it is being conducted on the date of this Agreement. The Secondary Purchaser is an individual resident in the State of Florida.

(b)           Authorization; Sufficient Funds; No Conflicts.

(i)            The Lead Purchaser has full limited liability company power and authority to execute and deliver this Agreement and to consummate the Transaction. The execution, delivery and performance by the Lead Purchaser of this Agreement and the consummation of the Transaction has been duly authorized by all necessary limited liability company action on behalf of the Lead Purchaser. The Secondary Purchaser has the legal capacity to enter into this Agreement and to complete the Transaction. No other proceedings on the part of the Purchasers are necessary to authorize the execution, delivery and performance by such Purchaser of this Agreement and consummation of the Transaction to which it is a party. This Agreement has been duly and validly executed and delivered by the Purchasers. Assuming this Agreement constitutes the valid and binding obligation of the Company, this Agreement is a valid and binding obligation of the Purchasers, enforceable against the Purchasers in accordance with its terms, subject to the limitation of such enforcement by the Enforceability Exceptions.

(ii)           The Purchasers will have as of the Closing Date cash in immediately available funds sufficient to pay the Lead Purchase Price and Secondary Purchase Price, as applicable.

(iii)          The execution, delivery and performance of this Agreement by the Purchasers, the consummation by the Purchasers of the Transaction and the compliance by the Purchasers with any of the provisions hereof and thereof will not conflict with, violate or result in a breach of any provision of, or constitute a default under, or result in the termination of or accelerate the performance required by, or result in a right of termination or acceleration under, (A) any provision of the Purchasers’ certificate of formation, operating agreement or other organizational document or (B) any permit, license, judgment, Order, decree, ruling, injunction, statute, law, ordinance, rule or regulation applicable to the Purchasers or any of their Affiliates, other than in the case of clause (B) as would not reasonably be expected to, individually or in the aggregate, prevent, materially impair or materially delay the ability of the Purchasers to consummate the Transaction.

(c)           Consents and Approvals. Assuming the accuracy of the representations of the Company set forth herein, no consent, approval, Order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Entity is required on the part of the Purchasers in connection with the execution, delivery and performance by the Purchasers of this Agreement and the consummation by the Purchasers of the Transaction, except for any requirements or regulations in connection with the issuance of shares of Company Common Stock, approval, Order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to prevent, materially impair or materially delay the ability of the Purchasers to consummate the Transaction.

(d)           Securities Act Representations. The Purchasers are accredited investors (as defined in Rule 501 of the Securities Act) and are aware that the sale of the Securities is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchasers are acquiring the Securities for their own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling the Securities in violation of the Securities Act. The Purchasers have sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and are capable of bearing the economic risks of such investment. The Purchasers have been provided a reasonable opportunity to undertake and have undertaken such investigation and have been provided with and has evaluated such documents and information as they have deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

(e)           Brokers and Finders. The Purchasers have not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

(f)            Legends. The Purchaser acknowledges that, upon issuance, the Securities will bear a legend substantially in the following form:

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE ACT, OR (B) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, INCLUDING PURSUANT TO RULE 144 THEREUNDER, WHERE THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT.

(g)           No Additional Representations.

(i)            The Purchasers acknowledges that the Company does not make any representation or warranty as to any matter whatsoever except as expressly set forth in Section 3.01, in any certificate delivered by the Company pursuant to this Agreement, and specifically (but without limiting the generality of the foregoing), that, except as expressly set forth in Section 3.01, in any certificate delivered by the Company pursuant to this Agreement, the Company makes no representation or warranty with respect to (A) any matters relating to the Company, its business, financial condition, results of operations, prospects or otherwise, (B) any projections, estimates or budgets delivered or made available to the Purchaser (or any of its Affiliates or other Representatives) of future revenues, results of operations (or any component thereof), cash flows or financial condition (or any component thereof) of the Company or (C) the future business and operations of the Company, and the Purchasers have not relied on or been induced by such information or any other representations or warranties (whether express or implied or made orally or in writing) not expressly set forth in Section 3.01, in any certificate delivered by the Company pursuant to this Agreement.

(ii)            The Purchasers have conducted their own independent review and analysis of the business, operations, assets, liabilities, results of operations, financial condition and prospects of the Company and acknowledges such Purchasers have been provided with sufficient access for such purposes. The Purchasers acknowledge and agree that, except for the representations and warranties expressly set forth in Section 3.01, in any certificate delivered by the Company pursuant to this Agreement, (i) no person has been authorized by the Company to make any representation or warranty relating to itself or its business or otherwise in connection with the transactions contemplated hereby, and if made, such representation or warranty must not be relied upon by such Purchasers as having been authorized by the Company, and (ii) any estimates, projections, predictions, data, financial information, memoranda, presentations or any other materials or information provided or addressed to the Purchasers or any of their Affiliates or Representatives are not and shall not be deemed to be or include representations or warranties of the Company unless any such materials or information are the subject of any express representation or warranty set forth in Section 3.01 of this Agreement, in any certificate delivered by the Company pursuant to this Agreement.

Article IV
ADDITIONAL AGREEMENTS

4.01         Taking of Necessary Action. Each party hereto agrees to use its reasonable best efforts to promptly take or cause to be taken all action and promptly to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Purchase, subject to the terms and conditions hereof and compliance with applicable law. In case at any time before or after the Closing any further action is necessary or desirable to carry out the purposes of the Purchase, as applicable, the proper officers, managers and directors of each party to this Agreement shall take all such Necessary Action as may be reasonably requested by the requesting party.

4.02         Transaction Litigation. The Company shall notify the Lead Purchaser in writing promptly after learning of any stockholder or equityholder demands or other stockholder or equityholder proceedings (including derivative claims) relating to this Agreement or the Transaction (collectively, the “Transaction Litigation”) commenced against the Company or any of its Representatives. The Company shall (i) keep the Lead Purchaser reasonably informed regarding any Transaction Litigation, (ii) give the Lead Purchaser the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation, and (iii) consider in good faith the Lead Purchaser’s advice with respect to any such Transaction Litigation. In no event shall the Company or any of its Representatives settle or compromise any Transaction Litigation without the prior written consent of the Lead Purchaser (not to be unreasonably withheld, conditioned or delayed).

4.03         Indemnification.

(a)           The Purchasers, their Affiliates and they and their respective Representatives (each, an “Indemnitee”) shall be indemnified to the fullest extent permitted by law by the Company for any and all losses, claims, damages, liabilities, costs, expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses), judgements, fines, penalties, charged and amounts paid in settlement (collectively, “Losses”) to which such Indemnitees may become subject as a result of, arising in connection with, or relating to any actual or threatened claim, suit, action, arbitration, cause of action, complaint, allegation, demand letter, or proceeding, whether at law or at equity, direct or derivative and whether public or private, before any Governmental Entity, any arbitrator or other tribunal (each, an “Action”) brought by any stockholder of the Company (other than the Purchaser, its Affiliates, or any stockholder in their capacity as a holder of the Subject Securities) (a “Stockholder Claim”), and regardless of whether such Stockholder Claim is against an Indemnitee, related to the Transaction; provided that the Company will not be liable to indemnify any Indemnitee for any such Losses to the extent that such Losses (i) have resulted from Purchaser’s breach of this Agreement; (ii) have resulted from an Indemnitee’s misconduct or fraud in connection with the Transactions; or (iii) relate to a proceeding before any Governmental Entity relating to the Purchasers’ Tax or accounting treatment of the Transaction or disclosure regarding the same.

(b)           Each Indemnitee shall give the Company prompt written notice (an “Indemnification Notice”) of any Action it has actual knowledge of that might give rise to Losses for which an Indemnitee would reasonably be likely to be entitled to indemnification under this Section 4.03, which notice shall set forth a description of those elements of such Action of which such Indemnitee has knowledge and promptly deliver to the Company any complaints with respect to such Action or other documents provided to such Indemnitee in connection therewith; provided that any delay or failure to give such Indemnification Notice shall not affect the indemnification obligations of the Company hereunder except to the extent the Company is materially and actually prejudiced by such delay or failure.

(c)           The Company shall have the right, exercisable by written notice to the applicable Indemnitee(s) within thirty (30) days of receipt of the applicable Indemnification Notice, to select counsel to defend and control the defense of any Stockholder Claim set forth in such Indemnification Notice and the Company shall pay all reasonable fees and expenses of such counsel; provided that the Company shall not be entitled to so select counsel or control the defense of any claim to the extent that (i) such claim seeks primarily non-monetary or injunctive relief against the Indemnitee or alleges any violation of criminal law, (ii) the Company does not, subsequent to its assumption of such defense in accordance with this clause (c), conduct the defense of such claim in good faith, (iii) any of the Indemnitees reasonably determines upon the advice of counsel that representation of all such Indemnitees by the same counsel would be prohibited by applicable codes of professional conduct, or (iv) in the event that, based on the reasonable advice of counsel for the applicable Indemnitee(s), there are one or more material defenses available to the applicable Indemnitee(s) that are not available to other defendants. If the Company does not assume the defense of any Stockholder Claim in accordance with this clause (c), the applicable Indemnitee(s) may continue to defend such claim at the sole cost of the Company and the Company may still participate in, but not control, the defense of such Stockholder Claim at the Company’s sole cost and expense. In no event shall the Company, in connection with any Action or separate but substantially similar Actions arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees chosen by the Purchasers together with their Affiliates, and one separate firm of local counsel, in addition to regular counsel, to the extent required in order to effectively defend the Action.

(d)           No Indemnitee shall consent to a settlement of, or the entry of any judgment arising from, any Stockholder Claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.03 without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). Except with the prior written consent of the applicable Indemnitee(s), the Company, in the defense of any Stockholder Claim for which such Indemnitee is entitled to indemnification pursuant to this Section 4.03, shall not consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting any Indemnitee or involves any finding or admission of any violation of law or admission of any wrongdoing by any Indemnitee, (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to each such Indemnitee(s) of an unconditional release of such Indemnitee(s) from all liability with respect to such Action or (iii) imposes any material burden on Indemnitee not fully indemnified hereunder. In any such Stockholder Claim where the Company has assumed control of the defense thereof pursuant to clause (c), the Company shall keep the applicable Indemnitee(s) reasonably informed as to the status of such Stockholder Claim at all stages thereof (including all settlement negotiations and offers), promptly submit to such Indemnitee(s) copies of all pleadings, responsive pleadings, motions and other similar legal documents and paper received or filed in connection therewith, permit such Indemnitee(s) and their respective counsels to confer with the Company and its counsel with respect to the conduct of the defense thereof, and permit such Indemnitee(s) and their respective counsel(s) a reasonable opportunity to review all legal papers to be submitted prior to their submission; provided that the Company shall not be obligated to provide materials, documents or information the disclosure of which would reasonably be likely to jeopardize the attorney-client privilege between the Company and its counsel or violate applicable law. Nothing in this Section 4.03(d) shall in any way limit, affect or otherwise modify an Indemnitee’s rights to indemnification under the Company’s certificate of incorporation, by-laws, any applicable policies of the Company or its Subsidiaries or any other agreement between the Indemnitee and the Company or its Subsidiaries.

4.04         Tax Matters. The Company shall bear and pay any and all issue, transfer, stamp, documentary and other similar Taxes that may be payable in respect of any issuance or delivery of the Securities pursuant to this Agreement.

4.05         Right to Negotiate on Behalf of the Secondary Purchaser. The Company acknowledges and agrees that the Lead Purchaser shall have the right, but not the obligation, to negotiate with the Company on behalf of the Secondary Purchaser in all matters related to the execution, amendment, and administration of this Agreement. The Secondary Purchaser hereby appoints the Lead Purchaser as its representative for purposes of such negotiations, and any decisions made, or actions taken, by the Lead Purchaser in relation thereto shall be binding on the Secondary Purchaser as if made or taken by the Secondary Purchaser itself. The Lead Purchaser agrees to keep the Secondary Purchaser reasonably informed of all material discussions and negotiations with the Company.

Article V
REGISTRATION RIGHTS

5.01         Registration Statement.

(a)           As soon as reasonably practicable after the Closing, the Company will prepare and file and use reasonable best efforts to cause to be declared effective or otherwise become effective pursuant to the Securities Act (such effectiveness date, the “Registration Date”) a Registration Statement or post-effective amendment to an existing Registration Statement in order to provide for resales of all Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and will use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act at all times until the Registration Termination Date. Any Registration Statement filed pursuant to this Section 5.01 shall cover only Registrable Securities and shall be on Form S-3 (or a successor form) if the Company is eligible to use such form.

(b)           Subject to the provisions of Section 5.02, the Company will use its reasonable best efforts to keep the Registration Statement (or any replacement Registration Statement) continuously effective until the earlier of (such earlier date, the “Registration Termination Date”): (i) the date on which all Registrable Securities covered by the Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Registration Statement and (ii) there otherwise cease to be any Registrable Securities.

5.02          Registration Limitations and Obligations.

(a)           Subject to Section 5.01, the Company will use reasonable best efforts to prepare such supplements or amendments (including a post-effective amendment), if required by applicable law, to each applicable Registration Statement and file any other required document so that such Registration Statement will be Available at all times during the period for which such Registration Statement is, or is required pursuant to this Agreement to be, effective; provided that no such supplement, amendment or filing will be required during a Blackout Period or during such periods when SEC rules or staff guidance prohibit such Registration Statement from being Available. Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the holders of Registrable Securities, to require such holders of Registrable Securities to suspend the use of the prospectus for sales of Registrable Securities under the Registration Statement during any Blackout Period. No sales may be made under the applicable Registration Statement during any Blackout Period. In the event of a Blackout Period, the Company shall (x) deliver to the holders of Registrable Securities a certificate signed by the chief executive officer, chief financial officer, general counsel or treasurer of the Company confirming that the conditions described in the definition of Blackout Period are met, which certificate shall contain an approximation of the anticipated delay, and (y) notify each holder of Registrable Securities promptly upon each of the commencement and the termination of each Blackout Period, which notice of termination shall be delivered to each holder of Registrable Securities no later than the close of business of the last day of the Blackout Period and shall include a reasonably detailed description of the event and/or reason for the Blackout Period. In connection with the expiration of any Blackout Period and without any further request from a holder of Registrable Securities, the Company to the extent necessary and as required by applicable law shall as promptly as reasonably practicable prepare supplements or amendments, including a post-effective amendment, to the Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that the Registration Statement will be Available. A Blackout Period will be deemed to have expired when the Company has notified the holders of Registrable Securities that the Blackout Period is over and the Registration Statement is Available. Notwithstanding anything in this Agreement to the contrary, the absence of an Available Registration Statement at any time from and after the Registration Date shall be considered a Blackout Period and subject to the limitations described in the definition of Blackout Period, unless the Registration Statement is otherwise prohibited from being Available by an applicable SEC rule or staff guidance.

5.03         Registration Procedures.

(a)           If and whenever the Company is required to use reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act and in connection with any distribution of Registrable Securities pursuant thereto as provided in this Agreement, the Company shall as promptly as reasonably practicable, subject to the other provisions of this Agreement:

(i)            use reasonable best efforts to prepare and file with the SEC a Registration Statement to effect such registration in accordance with the intended method or methods of distribution of such securities and thereafter use reasonable efforts to cause such Registration Statement to become and remain effective pursuant to the terms of this Section 5.03; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the Registration Statement relating thereto;;

(ii)           prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary and to the extent required by applicable law to keep such Registration Statement effective and Available pursuant to the terms of this Section 5.03;

(iii)          if requested by the lead managing underwriter(s), promptly include in a prospectus supplement or post-effective amendment such information as the lead managing underwriter(s), if any, and such holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received such request; provided, however, that the Company shall not be required to take any actions under this Section 5.03(a)(iii) that are not, in the opinion of counsel for the Company, in compliance with applicable law;

(iv)         use reasonable best efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed;

(v)           use reasonable best efforts to provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(vi)          use reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of such Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the earliest reasonable practicable date, except that the Company shall not for any such purpose be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction wherein it would not but for the requirements of this clause (viii) be obligated to be so qualified, (B) subject itself to taxation in any such jurisdiction or (C) file a general consent to service of process in any such jurisdiction;

(vii)        cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority, Inc.; and

(viii)        use reasonable efforts to cooperate with the holders to facilitate the timely preparation and delivery of certificates or book-entry securities representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates or book-entry securities shall be free, to the extent permitted by applicable law, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such holders may request in writing; and in connection therewith, if required by the Company’s transfer agent, the Company will promptly after the effectiveness of the Registration Statement cause to be delivered to its transfer agent when and as required by such transfer agent from time to time, any authorizations, certificates, directions and other evidence required by the transfer agent which authorize and direct the transfer agent to issue such Registrable Securities without legend upon sale by the holder of such shares of Registrable Securities under the Registration Statement.

5.04         Expenses. The Company shall pay all Registration Expenses in connection with a registration pursuant to this Article V, provided that each holder of Registrable Securities participating in an offering shall pay all applicable underwriting fees, discounts, selling commissions and similar charges.

5.05         Facilitation of Sales Pursuant to Rule 144. For as long as the Purchasers or their Affiliates Beneficially Own the Securities, including any Company Common Stock issued or issuable upon exercise or conversion thereof, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable best efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the SEC), and shall use reasonable best efforts to take such further necessary action as any holder of the Securities may reasonably request in connection with the removal of any restrictive legend on the Securities being sold, all to the extent required from time to time to enable such holder to sell the Securities without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

Article VI
MISCELLANEOUS

6.01         Survival of Representations and Warranties. Except for the warranties and representations contained in clauses Section 3.01(a), Section 3.01(b), Section 3.01(c), Section 3.01(g), Section 3.01(h)(i), Section 3.02(a), Section 3.02(b)(i), Section 3.02(b)(iii)(A) and Section 3.02(e), which shall survive indefinitely, the warranties and representations made herein shall survive for one (1) year following the Closing Date, and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy or breach of such representation or warranty to the extent that any good faith allegation of such inaccuracy or breach is made in writing prior to such expiration.

6.02            Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or sent via email (with receipt confirmed) as follows:

(a)            If to the Lead Purchaser, to:

TriBridge Group

43A Block 1, 80 Robinson Road, Mid-Level, Hong Kong

Attention: Shane Tedjarati

Email: [***]

with a copy (which will not constitute actual or constructive notice) to:

Tribridge Group

43A Block 1, 80 Robinson Road, Mid-Level, Hong

Attention: Evelyn Lee

Email: [***]

(b)            If to Secondary Purchaser: to:

Julian MacQueen

113 Bay Bridge Drive

Gulf Breeze, Florida 32561

Email: [***]

Copy to: [***]

Copy to: [***]

(c)            If to the Company, to:

Inspirato Incorporated

1544 Wazee Street

Denver, CO 80202

Attention: Brent Wadman

Email: [***]

with a copy (which will not constitute actual or constructive notice) to:

Davis Graham & Stubbs LLP

1550 17th Street, Suite 500

Denver, CO 80202

Attention: John Elofson

Email: [***]

or to such other address or addresses as shall be designated in writing. All notices shall be deemed effective (a) when delivered personally (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise), (b) when sent by email (with written confirmation of receipt, by other than automatic means, whether electronic or otherwise) or (c) one (1) Business Day following the day sent by overnight courier. Any party may change its address for notice by providing notice of such change in address to the other parties in accordance with the foregoing.

6.03         Entire Agreement; Third-Party Beneficiaries; Amendment. This Agreement sets forth the entire agreement between the parties hereto with respect to the Transaction, and is not intended to and shall not confer upon any person other than the parties hereto, their successors and permitted assigns any rights or remedies hereunder; provided that Section 6.12 shall be for the benefit of and fully enforceable by each of the Specified Persons. Any provision of this Agreement may be amended or modified in whole or in part at any time by an agreement in writing between the parties hereto executed in the same manner as this Agreement. No failure on the part of any party to exercise, and no delay in exercising, any right shall operate as a waiver thereof nor shall any single or partial exercise by any party of any right preclude any other or future exercise thereof or the exercise of any other right.

6.04         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute any original, but all of which together shall constitute one and the same document. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document will have the same effect as physical delivery of the paper document bearing the original signature. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

6.05         Public Announcements. No press release or public announcement related to this Agreement or the transactions contemplated herein shall be issued or made by the Purchasers or their Affiliates without the prior written approval of the Company, unless such announcement is required by law (based on the advice of counsel) in which case the Company shall have the right to review and reasonably comment on such press release, announcement or communication prior to issuance, distribution or publication. The restrictions of this Section 6.05 shall not apply to any communication if the information contained therein substantially reiterates (or is consistent with) previous press release or public announcement made in compliance with this Section 6.05 or substantially reiterates (or is consistent with) any press release or public announcement made by the Company. For the avoidance of doubt, this Section 6.05 shall not be deemed to restrict any filings required by securities laws, including without limitation filings required to be made with the SEC on Schedule 13D, Form 3 and/or Form 4 with respect to the consummation of transactions contemplated by this Agreement.

6.06         Expenses. Each party hereto shall bear its own costs and expenses (including attorneys’ fees) incurred in connection with this Agreement and the Transactions contemplated hereby.

6.07         Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, each party’s successors and assigns, and no other person; provided that no party hereto may assign its respective rights or delegate its respective obligations under this Agreement, whether by operation of law or otherwise, and any assignment by a party hereto in contravention of this Section 6.07 shall be null and void; provided that (i) Purchasers may assign all of their rights and obligations under this Agreement to one or more Affiliates; provided, further that no such assignment will relieve the Purchasers of their obligations hereunder, (ii) any Affiliate of Purchasers who after the date hereof, executes and delivers a joinder (in form and substance reasonably satisfactory to the Company) and is a transferee of the shares of Company Common Stock shall be deemed a Purchaser hereunder and have all the rights and obligations of such Purchaser or any portion thereof.

6.08         Governing Law; Jurisdiction; Waiver of Jury Trial.

(a)            This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In addition, each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Court of Chancery in the State of Delaware and, if such court declines jurisdiction, any other state court of the State of Delaware or the United States District Court for the District of Delaware. Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 6.08(a), (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by the applicable law, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each of the parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 6.02 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

(b)           EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 6.08.

6.09         Severability. If any provision of this Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect; provided that the economic and legal substance of, any of the Transactions is not affected in any manner materially adverse to any party. In the event of any such determination, the parties agree to negotiate in good faith to modify this Agreement to fulfill as closely as possible the original intent and purpose hereof. To the extent permitted by law, the parties hereby to the same extent waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

6.10         Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party agrees that in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breaching party shall be entitled (in addition to any other remedy that may be available to it, whether in law or equity) to (i) a decree or Order of specific performance to enforce the observance and performance of such covenant or obligation, and (ii) an injunction restraining such breach or threatened breach. Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such Order or injunction.

6.11         Headings. The headings of Articles and Sections contained in this Agreement are for reference purposes only and are not part of this Agreement.

6.12         Non-Recourse.

(a)            This Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against the entities that are expressly named as parties hereto and their respective successors and assigns. Except as set forth in the immediately preceding sentence, no past, present or future director, officer, employee, incorporator, member, partners, stockholder, Affiliate, agent, attorney or Representative of any party hereto (collectively, the “Specified Persons”) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

(b)           Notwithstanding anything to the contrary in this Agreement, the Purchasers’ aggregate liability for any liability, loss, damage or recovery of any kind (including special, exemplary, consequential, indirect or punitive damages or damages arising from loss of profits, business opportunities or goodwill, diminution in value or any other losses or damages, whether at law, in equity, in contract, in tort or otherwise) arising under or in connection with any breach of this Agreement (whether willfully, intentionally, unintentionally or otherwise) or the failure of the Closing to occur for any reason or otherwise in connection with the Transactions or this Agreement or in respect of any oral representations made or alleged to have been made in connection therewith shall be no greater than the Purchase Price and the Purchasers shall not have any further liability or obligation relating to or arising out of this Agreement, the Transaction or any other agreement or document relating thereto in excess of such amount.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

INSPIRATO INCORPORATED

By:	/s/ Payam Zamani
Name: Payam Zamani
Title: Chief Executive Officer

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

TRIBRIDGE LIMITED

By:	/s/ Shane Tedjarati
Name: Shane Tedjarati
Title: President

[Signature Page to Investment Agreement]

IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto or by their respective duly authorized officers, all as of the date first above written.

By:	/s/ Julian MacQueen
Name: Julian MacQueen

[Signature Page to Investment Agreement]